NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. REPORTS FIRST QUARTER 2013
NET INCOME OF $6.1 MILLION

WARSAW, N.Y., April 24, 2013 – Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today reported financial results for the first quarter ended March 31, 2013.

Summary of Performance

“Our first quarter results provide a solid start to 2013,” said Martin K. Birmingham, the Company’s President and Chief Executive Officer. “We delivered consistent earnings despite the pressure we experienced, like most of the banking industry, on our net interest margin.”

Net income available to common shareholders was $5.8 million or $0.42 per diluted share in the quarter ended March 31, 2013, representing a $182 thousand, or $0.01 per diluted share, decrease from fourth quarter 2012. Net income of $6.1 million in the first quarter 2013 was $183 thousand, or 3% lower than the fourth quarter 2012 as a $270 thousand increase in noninterest income was offset by a $201 thousand decrease in net interest income and $189 thousand increase in the provision for loan losses. The Company’s return on average assets and return on average common equity were 0.90% and 9.83%, respectively, during the first quarter 2013, compared to 0.95% and 9.95%, respectively, in the fourth quarter 2012.

Mr. Birmingham concluded, “We are committed to enhancing shareholder value by utilizing our earnings both for growth and returning a portion of earnings to shareholders as a cash dividend. This is evidenced by our recent announcement of a 12.5% increase in the quarterly cash dividend from $0.16 per share to $0.18 per share, which returned 43% percent of first quarter net income to shareholders.”

Net Interest Income and Net Interest Margin

Net interest income of $22.9 million in the first quarter 2013 was $201 thousand lower than the fourth quarter 2012, partly a result of the fewer number of days in the first quarter versus the fourth quarter. The net interest margin (on a tax-equivalent basis) was 3.73% in the first quarter 2013 compared to 3.92% in fourth quarter 2012. The Company’s yield on interest-earning assets decreased 22 basis points in the first quarter 2013 compared with the fourth quarter 2012, partly a result of cash flows being reinvested in the current low interest rate environment, coupled with the impact of a $100 million leverage strategy that utilized proceeds from FHLB advances to acquire high-quality investment securities.  The underlying leverage strategy increased net interest income by approximately $270 thousand in the first quarter 2013.

Noninterest Income

Total noninterest income for the first quarter 2013 was $6.6 million compared to $6.3 million in the fourth quarter 2012. Noninterest income in the first quarter 2013 included gains totaling $892 thousand from the sale of three trust preferred securities that were written down in prior periods and included in non-performing assets. Net securities gains totaled $487 thousand in the fourth quarter 2012. During the fourth quarter 2012, the Company recognized a loss of $302 thousand from the disposal of other assets, primarily related to the consolidation of branches as part of the 2012 branch acquisitions. Excluding the net securities gains and gains/losses from the disposal of other assets, noninterest income in the first quarter 2013 was $438 thousand lower than the fourth quarter 2012, as a $225 thousand increase in broker-dealer revenue resulting from favorable market conditions and new business opportunities was more than offset by decreases of $385 thousand in service charges on deposits, reflecting typical seasonality, $99 thousand in ATM and debit card income and $139 thousand in mortgage banking revenue (defined as loan servicing income and net gains on the sale of loans held for sale).

Noninterest Expense

Total noninterest expense of $17.6 million for the first quarter 2013 increased by less than 1% from $17.5 million in the fourth quarter. Advertising and promotions expense decreased $216 thousand, largely attributable to the timing of promotional spending, while lower real estate owned expense drove a $111 thousand decrease in other noninterest expense when comparing the first quarter 2013 to the fourth quarter 2012. These decreases were offset by higher salaries and employee benefits and occupancy and equipment expense. Salaries and employee benefits increased $147 thousand as the Company typically experiences a higher level of payroll taxes in the first quarter. Occupancy and equipment expense increased $150 thousand due to an increase in service contract expense when comparing the first quarter 2013 to the fourth quarter 2012. In addition, the last three quarters include non-recurring professional service fees associated with the executive management transitions that began in 2012 with the retirement of the Company’s former CEO.

Balance Sheet and Capital Management

Total assets were $2.828 billion at March 31, 2013, up $63.8 million from $2.764 billion at December 31, 2012. The increase in total assets is attributable to a $24.4 million increase in cash and cash equivalents, a $29.5 million increase in investment securities and a $11.6 million increase in loans.

Total loans were $1.717 billion at March 31, 2013, up $11.6 million or 1% compared to $1.706 billion at December 31, 2012. The increase in loans was attributable to organic growth, primarily in the commercial, home equity and consumer indirect loan categories. The average yield on the loan portfolio was 4.83% in the first quarter 2013, compared to 4.98% in the fourth quarter 2012.

Total investment securities were $871.2 million at March 31, 2013, up $29.5 million compared to $841.7 million at December 31, 2012. The average yield on the investment securities portfolio was 2.39% in the first quarter 2013 compared to 2.56% in the fourth quarter 2012.

Total deposits were $2.409 billion at March 31, 2013, up $147.7 million from $2.262 billion at December 31, 2012. Public deposit balances increased $178.6 million during the first quarter of 2013 due to the seasonality of municipal cash flows, coupled with successful business development efforts in our newly acquired branches. The repricing of matured certificates of deposit and the decrease in interest rates on various interest-bearing deposit accounts to reflect lower market interest rates resulted in our average cost of interest-bearing liabilities declining to 0.37% in the first quarter 2013 from 0.42% in the fourth quarter 2012.

Shareholders’ equity was $254.9 million at March 31, 2013, up $1.0 million compared with $253.9 million at December 31, 2012. At March 31, 2013, the tangible common equity to tangible assets ratio and leverage ratio were 6.74% and 7.46%, respectively, compared to 6.86% and 7.71%, respectively, at December 31, 2012. The decrease in the Company’s equity ratios was attributable to growth in our average assets.

At March 31, 2013, the Company’s common book value and tangible common book value was $17.21 per share and $13.56 per share, respectively, compared to $17.15 per share and $13.49 per share, respectively, at December 31, 2012.

Credit Quality

Non-performing loans were $11.8 million or 0.69% of total loans at March 31, 2013, compared with $9.1 million or 0.53% of total loans at December 31, 2012. The Company’s ratio of non-performing loans to total loans continues to compare favorably to its peer group average, which was 2.19% of total loans at December 31, 2012, the most recent period for which information is available (Source: Federal Financial Institutions Examination Council — Bank Holding Company Performance Report as of December 31, 2012 — Top-tier bank holding companies having consolidated assets between $1 billion and $3 billion).

The increase in non-performing loans during the first quarter 2013 was due to the addition of one credit relationship consisting of commercial business and commercial mortgage loans with unpaid principal balances totaling $3.4 million. The Company had internally downgraded the relationship to substandard status from special mention during the fourth quarter 2012. The further downgrade necessitated a specific allocation that increased our allowance for losses by approximately $570 thousand in the quarter.

Net loan charge-offs improved to $1.6 million in the first quarter 2013 from $2.1 million in the fourth quarter 2012. The provision for loan losses was $2.7 million in the first quarter 2013, compared to $2.5 million in the fourth quarter.

The allowance for loan losses was $25.8 million at March 31, 2013, compared with $24.7 million at December 31, 2012. The ratio of the allowance for loan losses to total loans was 1.50% at March 31, 2013, compared with 1.45% at December 31, 2012. The ratio of the allowance for loan losses for originated loans to total originated loans was 1.56% at March 31, 2013, compared with 1.51% at December 31, 2012. The ratio of allowance for loan losses to non-performing loans was 220% at March 31, 2013, compared with 271% at December 31, 2012.

About Financial Institutions, Inc.

With over $2.8 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Five Star Investment Services provides investment advice, brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of its business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the impact of the current management transition, the attitudes and preferences of its customers, its ability to successfully integrate recently acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach
Executive VP & Chief Financial Officer
Phone: 585.786.1130
Email: KBKlotzbach@five-starbank.com
or
Jordan M. Darrow
Darrow Associates, Inc.
Phone: 631.367.1866
Email: jdarrow@darrowir.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2013	2012
	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$84,791	60,436	77,045	61,813	77,025
Investment securities:
Available for sale	853,437	823,796	748,618	765,216	699,497
Held-to-maturity	17,747	17,905	19,564	22,016	24,196

Total investment securities	871,184	841,701	768,182	787,232	723,693
Loans held for sale	2,142	1,518	1,411	1,682	2,053
Loans:
Commercial business	259,062	258,675	245,307	245,437	233,764
Commercial mortgage	424,635	413,324	403,120	413,983	406,521
Residential mortgage	126,228	133,520	139,984	142,900	112,148
Home equity	292,225	286,649	279,211	264,911	237,019
Consumer indirect	590,440	586,794	563,676	531,645	508,085
Other consumer	24,700	26,764	27,687	25,278	23,491

Total loans	1,717,290	1,705,726	1,658,985	1,624,154	1,521,028
Allowance for loan losses	25,827	24,714	24,301	24,120	23,763

Total loans, net	1,691,463	1,681,012	1,634,684	1,600,034	1,497,265
Total interest-earning assets (1) (2)	2,567,948	2,522,444	2,400,225	2,389,171	2,226,472
Goodwill and other intangible assets, net	50,288	50,389	50,924	43,858	37,369
Total assets	2,827,658	2,763,865	2,653,319	2,622,751	2,460,820
Deposits:
Noninterest-bearing demand	494,362	501,514	490,706	422,165	404,186
Interest-bearing demand	529,115	449,744	472,023	420,386	435,701
Savings and money market	748,482	655,598	673,883	584,278	530,754
Certificates of deposit	637,538	654,938	695,107	708,442	695,928

Total deposits	2,409,497	2,261,794	2,331,719	2,135,271	2,066,569
Borrowings	139,620	179,806	38,282	200,824	117,347
Total interest-bearing liabilities	2,054,755	1,940,086	1,879,295	1,913,930	1,779,730
Shareholders’ equity	254,930	253,897	251,842	246,946	239,962
Common shareholders’ equity (3)	237,511	236,426	234,371	229,473	222,489
Tangible common equity (4)	187,223	186,037	183,447	185,615	185,120
Unrealized gain on investment securities, net of tax	$13,745	16,060	17,178	14,487	12,316
Common shares outstanding	13,804	13,788	13,786	13,812	13,812
Treasury shares	358	374	376	350	350
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.46%	7.71	7.67	8.27	8.80
Tier 1 risk-based capital	10.84%	10.73	10.91	11.39	12.22
Total risk-based capital	12.09%	11.98	12.16	12.64	13.47
Common equity to assets	8.40%	8.55	8.83	8.75	9.04
Tangible common equity to tangible assets (4)	6.74%	6.86	7.05	7.20	7.64
Common book value per share	$17.21	17.15	17.00	16.61	16.11
Tangible common book value per share (4)	13.56	13.49	13.31	13.44	13.40

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2013	2012
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED INCOME STATEMENT DATA:
Interest income	$24,748	97,567	25,087	25,299	23,731	23,450
Interest expense	1,861	9,051	1,999	2,200	2,343	2,509

Net interest income	22,887	88,516	23,088	23,099	21,388	20,941
Provision for loan losses	2,709	7,128	2,520	1,764	1,459	1,385

Net interest income after provision
for loan losses	20,178	81,388	20,568	21,335	19,929	19,556

Noninterest income:
Service charges on deposits	2,141	8,627	2,526	2,292	1,974	1,835
ATM and debit card	1,249	4,716	1,348	1,219	1,072	1,077
Broker-dealer fees and commissions	699	2,104	474	609	434	587
Company owned life insurance	415	1,751	451	433	441	426
Loan servicing	73	617	(28)	142	409	94
Net gain on sale of loans held for sale	200	1,421	440	323	325	333
Net gain on investment securities	892	2,651	487	596	1,237	331
Impairment charge on investment securities	—	(91)	—	—	—	(91)
Net gain (loss) on sale of other assets	1	(381)	(302)	(114)	29	6
Other	883	3,362	887	853	769	853

Total noninterest income	6,553	24,777	6,283	6,353	6,690	5,451

Noninterest expense:
Salaries and employee benefits	9,709	40,127	9,562	12,438	9,071	9,056
Occupancy and equipment	3,169	11,419	3,019	2,915	2,715	2,770
Professional services	937	4,133	890	1,452	1,080	711
Computer and data processing	704	3,271	809	976	886	600
Supplies and postage	680	2,497	567	899	573	458
FDIC assessments	361	1,300	343	356	304	297
Advertising and promotions	214	929	430	261	137	101
Loss on extinguishment of debt	—	—	—	—	—	—
Other	1,810	7,721	1,921	2,321	1,815	1,664

Total noninterest expense	17,584	71,397	17,541	21,618	16,581	15,657

Income before income taxes	9,147	34,768	9,310	6,070	10,038	9,350
Income tax expense	2,998	11,319	2,978	1,805	3,382	3,154

Net income	$6,149	23,449	6,332	4,265	6,656	6,196

Preferred stock dividends	368	1,474	369	368	368	369
Net income available to
common shareholders	$5,781	21,975	5,963	3,897	6,288	5,827

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$0.42	1.60	0.44	0.28	0.46	0.43
Earnings per share – diluted	$0.42	1.60	0.43	0.28	0.46	0.42
Cash dividends declared on common stock	$0.18	0.57	0.16	0.14	0.14	0.13
Common dividend payout ratio (1)	42.86%	35.63	36.36	50.00	30.43	30.23
Dividend yield (annualized)	3.66%	3.06	3.42	2.99	3.34	3.23
Return on average assets	0.90%	0.93	0.95	0.65	1.08	1.06
Return on average equity	9.75%	9.46	9.85	6.77	10.94	10.36
Return on average common equity (2)	9.83%	9.53	9.95	6.65	11.12	10.51
Return on average tangible common equity (3)	12.47%	11.74	12.66	8.33	13.36	12.62
Efficiency ratio (4)	59.87%	62.87	58.88	73.04	60.41	58.59
Stock price (Nasdaq: FISI):
High	$20.83	19.52	19.39	19.52	17.66	17.99
Low	$18.51	15.22	17.61	16.50	15.51	15.22
Close	$19.96	18.63	18.63	18.64	16.88	16.17

(1) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(2) Net income available to common shareholders divided by average common equity.

(3) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

(4) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

	2013	2012
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$320	113	94	168	94	94
Investment securities (1)	836,270	703,643	727,735	745,796	715,431	624,883
Loans (2):
Commercial business	258,958	242,100	250,384	248,060	237,936	231,865
Commercial mortgage	418,248	407,737	407,168	409,884	411,871	402,007
Residential mortgage	130,425	127,363	137,586	141,808	115,621	114,166
Home equity	288,993	257,537	282,831	271,131	242,208	233,550
Consumer indirect	588,068	533,589	576,519	544,527	517,859	494,861
Other consumer	25,535	25,058	27,043	26,179	23,420	23,554

Total loans	1,710,227	1,593,384	1,681,531	1,641,589	1,548,915	1,500,003
Total interest-earning assets	2,546,817	2,297,140	2,409,360	2,387,553	2,264,440	2,124,980
Goodwill and other intangible assets, net	50,350	43,398	50,879	47,200	38,020	37,369
Total assets	2,780,209	2,519,257	2,650,502	2,607,497	2,473,888	2,342,730
Interest-bearing liabilities:
Interest-bearing demand	494,654	423,096	464,094	425,739	409,720	392,353
Savings and money market	693,684	586,329	671,295	611,564	553,701	507,543
Certificates of deposit	647,551	693,353	685,318	695,682	689,103	703,372
Borrowings	191,412	121,735	69,335	157,973	162,718	97,093

Total interest-bearing liabilities	2,027,301	1,824,513	1,890,042	1,890,958	1,815,242	1,700,361
Noninterest-bearing demand deposits	481,909	430,240	487,434	447,204	398,353	387,153
Total deposits	2,317,798	2,133,018	2,308,141	2,180,189	2,050,877	1,990,421
Total liabilities	2,524,377	2,271,258	2,394,687	2,356,787	2,229,046	2,102,217
Shareholders’ equity	255,832	247,999	255,815	250,710	244,842	240,513
Common equity (3)	238,373	230,527	238,344	233,238	227,369	223,040
Tangible common equity (4)	$188,023	187,129	187,465	186,038	189,349	185,671
Common shares outstanding:
Basic	13,717	13,696	13,707	13,703	13,697	13,675
Diluted	13,767	13,751	13,761	13,759	13,750	13,733
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.21%	0.29	0.60	0.16	0.21	0.29
Investment securities	2.39%	2.66	2.56	2.60	2.68	2.83
Loans	4.83%	5.09	4.98	5.10	5.06	5.24
Total interest-earning assets	4.03%	4.35	4.25	4.32	4.31	4.53
Interest-bearing demand	0.11%	0.14	0.13	0.14	0.14	0.15
Savings and money market	0.13%	0.17	0.14	0.15	0.18	0.22
Certificates of deposit	0.82%	0.99	0.86	0.94	1.03	1.13
Borrowings	0.40%	0.48	0.76	0.43	0.43	0.46
Total interest-bearing liabilities	0.37%	0.50	0.42	0.46	0.52	0.59
Net interest rate spread	3.66%	3.85	3.83	3.86	3.79	3.94
Net interest rate margin	3.73%	3.95	3.92	3.96	3.89	4.05

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2013	2012
	March 31,	December 31,	September 30,	June 30,	March 31,

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$24,714	24,301	24,120	23,763	23,260
Net loan charge-offs (recoveries):
Commercial business	202	139	287	(11)	(22)
Commercial mortgage	(11)	277	(64)	166	105
Residential mortgage	145	22	39	99	36
Home equity	232	119	65	82	(5)
Consumer indirect	913	1,367	1,124	661	668
Other consumer	115	183	132	105	100

Total net charge-offs	1,596	2,107	1,583	1,102	882
Provision for loan losses	2,709	2,520	1,764	1,459	1,385

Ending balance	$25,827	24,714	24,301	24,120	23,763

Supplemental information
Period end loans:
Originated loans	$1,657,431	1,641,197	1,588,614	1,566,025	1,521,028
Acquired loans	59,859	64,529	70,371	58,129	—

Total loans	$1,717,290	1,705,726	1,658,985	1,624,154	1,521,028

Allowance for loan losses to total loans	1.50%	1.45	1.46	1.49	1.56
Allowance for loan losses for originated
loans to originated loans	1.56%	1.51	1.53	1.54	1.56
Net charge-offs (recoveries) to average loans (annualized):
Commercial business	0.32%	0.22	0.46	-0.02	-0.04
Commercial mortgage	-0.01%	0.27	-0.06	0.16	0.10
Residential mortgage	0.45%	0.06	0.11	0.34	0.13
Home equity	0.33%	0.17	0.10	0.14	-0.01
Consumer indirect	0.63%	0.94	0.82	0.51	0.54
Other consumer	1.83%	2.68	2.00	1.80	1.70
Total loans	0.38%	0.50	0.38	0.29	0.24
Non-performing loans:
Commercial business	$5,616	3,413	3,621	4,150	1,863
Commercial mortgage	2,767	1,799	3,388	3,598	3,040
Residential mortgage	1,759	2,040	1,597	1,918	1,929
Home equity	598	939	929	973	934
Consumer indirect	1,007	891	876	695	444
Other consumer	19	43	23	4	12

Total non-performing loans	11,766	9,125	10,434	11,338	8,222
Foreclosed assets	371	184	303	270	258
Non-performing investment securities	343	753	766	1,145	1,505

Total non-performing assets	$12,480	10,062	11,503	12,753	9,985

Total non-performing loans to total loans	0.69%	0.53	0.63	0.70	0.54
Total non-performing loans to originated loans	0.71%	0.56	0.66	0.72	0.54
Total non-performing assets to total assets	0.44%	0.36	0.43	0.49	0.41
Allowance for loan losses to non-performing loans	220%	271	233	213	289

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP to GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

	2013	2012
	First	Year ended	Fourth	Third	Second	First
	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets	$2,827,658		2,763,865	2,653,319	2,622,751	2,460,820
Less: Goodwill and other intangible assets, net	50,288		50,389	50,924	43,858	37,369

Tangible assets (non-GAAP)	$2,777,370		2,713,476	2,602,395	2,578,893	2,423,451

Ending tangible common equity:
Common shareholders’ equity	$237,511		236,426	234,371	229,473	222,489
Less: Goodwill and other intangible assets, net	50,288		50,389	50,924	43,858	37,369

Tangible common equity (non-GAAP)	$187,223		186,037	183,447	185,615	185,120

Tangible common equity to tangible
assets (non-GAAP) (1)	6.74%		6.86	7.05	7.20	7.64
Common shares outstanding	13,804		13,788	13,786	13,812	13,812
Tangible common book value per
share (non-GAAP) (2)	$13.56		13.49	13.31	13.44	13.40
Average tangible common equity:
Average common equity	$238,373	230,527	238,344	233,238	227,369	223,040
Average goodwill and other intangible assets, net	50,350	43,398	50,879	47,200	38,020	37,369
Average tangible common equity (non-GAAP)	$188,023	187,129	187,465	186,038	189,349	185,671

Return on average tangible common equity (3)	12.47%	11.74	12.66	8.33	13.36	12.62
Net operating income:
Net income	$6,149	23,449	6,332	4,265	6,656	6,196
Branch acquisition expenses, net of tax (4)	—	1,966	—	1,262	646	58
CEO retirement expenses, net of tax (4)	—	1,670	—	1,670	—	—

Net operating income (non-GAAP)	$6,149	27,085	6,332	7,197	7,302	6,254

Net operating income available to common shareholders:
Net income available to common shareholders	$5,781	21,975	5,963	3,897	6,288	5,827
Branch acquisition expenses, net of tax (4)	—	1,966	—	1,262	646	58
CEO retirement expenses, net of tax (4)	—	1,670	—	1,670	—	—

Net operating income available to common
shareholders (non-GAAP)	$5,781	25,611	5,963	6,829	6,934	5,885

Financial ratios computed on an operating basis (Non-GAAP):
Earnings per share – basic	$0.42	1.87	0.44	0.50	0.51	0.43
Earnings per share – diluted	$0.42	1.86	0.43	0.50	0.50	0.43
Return on average assets	0.90%	1.08	0.95	1.10	1.19	1.07
Return on average equity	9.75%	10.92	9.85	11.42	11.99	10.46
Return on average common equity	9.83%	11.11	9.95	11.65	12.27	10.61
Return on average tangible common equity	12.47%	13.69	12.66	14.60	14.73	12.75

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Annualized net income divided by average tangible common equity.

(4) Tax effect is calculated assuming a 35% effective tax rate.